SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549-1004

                             ----------------------

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported):
                                 June 14, 2005


                         The Estee Lauder Companies Inc.
             (Exact name of registrant as specified in its charter)


         Delaware                                        11-2408943
(State or other jurisdiction of              (IRS Employer Identification No.)
 incorporation or organization)


767 Fifth Avenue, New York, New York                             10153
(Address of principal executive offices)                       (Zip Code)


                         Commission File Number: 1-14064


                                  212-572-4200
              (Registrant's telephone number, including area code)


                                 Not Applicable
          (Former name or former address, if changed since last report)


     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.02     Unregistered Sales of Equity Securities

              On June 14, 2005, the Company issued an aggregate of one million, five-hundred thousand (1,500,000) shares of Class A Common Stock, par value $.01 per share ("Class A Shares") of the Company to Ronald S. Lauder upon the conversion by Mr. Lauder of an equal number of shares of Class B Common Stock, par value $.01 per share ("Class B Shares") of the Company. On June 8, 2005, the Company issued an aggregate of 250,000 Class A Shares of the Company to Lauder & Sons L.P. ("L&S") upon the conversion by L&S of an equal number of Class B Shares of the Company.

              Shares of Class B Common Stock may be converted immediately into Class A Common Stock on a one-for-one basis by the holder and are automatically converted into Class A Common Stock on a one-for-one basis upon transfer to a person or entity that is not a "Permitted Transferee" or soon after a record date for a meeting of stockholders where the outstanding Class B Common Stock constitutes less than 10% of the outstanding shares of Common Stock of the Issuer. The Class A Shares issued by the Company are exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 3(a)(9) thereof.



















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                                   SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.




                                     THE ESTEE LAUDER COMPANIES INC.

Date: June 15, 2005                  By: /s/ Richard W. Kunes
                                         --------------------------------
                                         Richard W. Kunes
                                         Executive Vice President
                                         and Chief Financial Officer


















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